UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	001-36270 (Commission File Number)	32-0414408 (IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement with Former Chief Financial Officer, Ismail Dawood

Santander Consumer USA Holdings Inc. (“SC Holdings”) and Santander Consumer USA Inc. (“SC”, and together with SC Holdings, the “Company”) previously announced the departure of Ismail Dawood from the Company as Chief Financial Officer as of the close of business on September 29, 2017. In connection with his departure, Mr. Dawood entered into a Separation Agreement and Release and Waiver of Claims, dated as of October 3, 2017, with SC and SC Holdings (the “Separation Agreement”), which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Separation Agreement provides, among other things, that Mr. Dawood’s departure will be treated as a termination by the Company without “cause” for all purposes, including for purposes of Amended and Restated Letter Agreement, by and among SC Holdings and SC and Mr. Dawood, dated December 1, 2016 (the “Letter Agreement”). The Letter Agreement was previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 5, 2016.

The Separation Agreement confirms that Mr. Dawood will receive the following payments and benefits, each of which was provided for under the existing terms of the Letter Agreement, provided that he does not timely revoke the Separation Agreement:

•	Mr. Dawood’s base salary through his date of termination;
•	a lump sum cash payment of $2,367,563, which is equal to 225% of his annual base salary;
•	a lump sum cash payment of $20,745, which is equal to 12 months of company-paid healthcare coverage for Mr. Dawood and his dependents;
•	full vesting of the RSU award granted to Mr. Dawood upon joining the Company; and
•	continued vesting, without the requirement of continued service with the Company, for Mr. Dawood’s deferred and unearned cash award (and any related interest) and the deferred and unearned RSUs, each granted in settlement of the deferred portion of his annual bonus for the 2016 performance year, subject to the terms and conditions of the applicable award agreement.

The foregoing description of the terms of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. For an additional discussion of these risks, please see Part I, Item 1A entitled “Risk Factors” in the Company’s 2016 Annual Report on Form 10-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release and Waiver of Claims, by and among Ismail Dawood and Santander Consumer USA Holdings Inc. and Santander Consumer USA Inc., dated October 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: October 6, 2017	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Chief Legal Officer